CASH ACCUMULATION TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                          November 17, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Cash Accumulation Trust
                  File No. 811-4060


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended September 30, 2003. The enclosed is being filed electronically via the EDGAR System.

                                                           Yours truly,


					         /s/ Jonathan D. Shain
                                                     Jonathan D. Shain
                                                             Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 17th day of November 2003.



Cash Accumulation Trust



Witness:  /s/ Floyd L. Hoelscher		By:  /s/ Jonathan D. Shain
                Floyd L. Hoelscher		         Jonathan D. Shain
               					Secretary





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